Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated March 22, 2013

Among

RESOLUTE ENERGY CORPORATION,

as Borrower,

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF MONTREAL,

as Syndication Agent,

BARCLAYS BANK PLC, CITIBANK, N.A. and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

The Lenders Party Hereto

WELLS FARGO SECURITIES, LLC

and BMO CAPITAL MARKETS

as Joint Bookrunners and Joint Lead Arrangers

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”), dated as of March 22, 2013, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 13, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 20, 2011, the Third Amendment to Second Amended and Restated Credit Agreement dated as of April 13, 2012, the Fourth Amendment to Second Amended and Restated Credit Agreement dated as of December 7, 2012 and the Fifth Amendment to Second Amended and Restated Credit Agreement dated as of December 27, 2012 and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Each capitalized term used in this Sixth Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Sixth Amendment refer to sections of the Credit Agreement.

ARTICLE II

Amendments

As of the Sixth Amendment Effective Date, the Credit Agreement is amended as follows:

Section 2.01 Amendments to the Credit Agreement. The Credit Agreement is hereby amended by deleting each reference to “Section 2.08(i)” in its entirety where it appears therein and replacing each such reference with “Section 2.08(j)”.

Section 2.02 Amendments to Section 1.02 of the Credit Agreement.

(a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

““Conforming Tranche” means that portion of the Borrowing Base designated as such pursuant to Section 2.07(a), being in an amount equal to the then-effective Borrowing Base minus the Non-Conforming Tranche then in effect.”

““Conforming Tranche Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Conforming Tranche Loans and its LC Exposure at such time.”

““Conforming Tranche Loans” means, at any time, all Loans (including Swingline Loans) outstanding at such time to the extent the aggregate principal amount of such Loans is equal to or less than an amount equal to the Conforming Tranche then in effect minus the LC Exposure then in effect.”

““Conforming Tranche Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of the Lenders on such day, and the denominator of which is the Conforming Tranche in effect on such day.”

““Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.”

““Non-Conforming Tranche” means that portion of the Borrowing Base equal to, (a) prior to the Non-Conforming Tranche Termination Date, $40,000,000 less any reductions to such amount under Section 2.07(e), and (b) from and after the Non-Conforming Tranche Termination Date, $0.”

““Non-Conforming Tranche Loans” means, at any time, all Loans outstanding at such time to the extent the aggregate principal amount of such Loans is greater than an amount equal to the Conforming Tranche then in effect.”

““Non-Conforming Tranche Termination Date” means the earlier to occur of (a) the date on which the Borrower permanently terminates all of the Non-Conforming Tranche pursuant to Section 2.07(e) and pays in full all outstanding Non-Conforming Tranche Loans and (b) March 22, 2014.”

““RSP Acquisition” means the purchase, pursuant to the option exercise under the RSP Acquisition Documents, of certain interests in the Oil and Gas Properties described in such Purchase, Sale and Option Agreements and in the related Reserve Report delivered by the Borrower to the Administrative Agent.”

““RSP Acquisition Documents” means the Purchase, Sale and Option Agreement, dated as of December 28, 2012, among Resolute Natural Resources Southwest, LLC, RSP Permian, L.L.C., Wallace Family Partnership, LP, and Ted Collins, Jr., (and the related Purchase, Sale and Option Agreement with tag right holders of the same date) and all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith.”

““Sixth Amendment” means that certain Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of March 22, 2013, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.”

““Sixth Amendment Effective Date” means the first Business Day on which all of the conditions precedent set forth in Article III of the Sixth Amendment shall have been satisfied (or waived in accordance with Section 12.02), as specified by the Administrative Agent in the notice to be delivered by it pursuant to the last sentence of such Article III.”

““Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

““Undisclosed Administration” means, with respect to any Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation), if such Governmental Requirement requires that such appointment is not to be publicly disclosed.”

(b) Section 1.02 of the Credit Agreement is hereby amended by inserting the following immediately before the period at the end of the first sentence of the definition of “Defaulting Lender”:

“; provided further, that an Undisclosed Administration shall not be deemed to be any of the events described in clause (d) above”

(c) Section 1.02 of the Credit Agreement is hereby amended by deleting each of the following definitions in their entirety and inserting in Section 1.02 the following definitions in lieu thereof:

““Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) equal to the greater of (a) 0% and (b) (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.”

““Agreement” means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, as the same may from time to time be amended, modified, supplemented or restated.”

““Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, the rate per annum set forth in the grid below based upon the Conforming Tranche Utilization Percentage then in effect:

Conforming Tranche Utilization Percentage	< 25%	≥ 25% but < 50%	≥ 50% but < 75%	≥ 75% but < 90%	≥ 90% but ≤ 100%	> 100%
Interest Margin for LIBOR Loans	1.50%	1.75%	2.00%	2.25%	2.50%	3.00%
Interest Margin for Base Rate Loans	0.50%	0.75%	1.00%	1.25%	1.50%	2.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means (i) if prior to the Non-Conforming Tranche Termination Date, the rate per annum set forth on the grid when the Conforming Tranche Utilization Percentage is > 100%, and (ii) if on or after the Non-Conforming Tranche Termination Date, the rate per annum set forth on the grid when the Conforming Tranche Utilization Percentage is ≥ 90% but ≤ 100%; provided further that the Applicable Margin shall revert to the previous Applicable Margin upon the Borrower’s delivery of such Reserve Report.”

““Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 8.13(d), Section 9.02(f), Section 9.12 or Section 9.19, and, prior to the Non-Conforming Tranche Termination Date, shall represent the sum of the Conforming Tranche and the Non-Conforming Tranche.”

““Commitment Fee Rate” means, for any day, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	< 25%	≥ 25% but < 50%	≥ 50% but < 75%	≥ 75% but < 90%	≥ 90%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

““Credit Exposure” means, with respect to any Lender at any time, the sum of its Conforming Tranche Credit Exposure plus the outstanding principal amount of its Non- Conforming Tranche Loans at such time.”

““First Redetermination Date” means the date on which the first redetermination of the Borrowing Base after the Sixth Amendment Effective Date becomes effective.”

““Indebtedness” means any and all amounts owing or to be owing (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by a Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to any Agent, any Issuing Bank or any Lender under any Loan Document; (b) to any Secured Hedging Provider under any Hedging Agreement, including any Hedging Agreement in existence prior to the date hereof, but excluding (A) any additional transactions or confirmations entered into (i) after such Secured Hedging Provider ceases to be a Lender or an Affiliate of a Lender or (ii) by another Secured Hedging Provider that is not a Lender or an Affiliate of a Lender after assignment by a Secured Hedging Provider to such other Secured Hedging Provider that is not a Lender or an Affiliate of a Lender, and (B) all Excluded Swap Obligations; (c) to any Secured Treasury Management Counterparty under any Treasury Management Agreement; and (d) all renewals, extensions and/or rearrangements of any of the above whether (except in the case of clause (c)) such Person (or in the case of its Affiliate, the Person affiliated therewith) remains a Lender hereunder.”

““Interim Redetermination” means any redetermination of the Borrowing Base under Section 2.07(b)(ii) or Section 2.07(b)(iii).”

““Maturity Date” means March 22, 2018.”

““Transactions” means the execution, delivery and performance of this Agreement and each other Loan Document, the borrowing of Loans under this Agreement, the use of the proceeds of such Loans, the issuance of Letters of Credit hereunder, the consummation of the RSP Acquisition and the grant of Liens on Collateral and other Properties pursuant to the Security Instruments.”

Section 2.03 Amendment to Section 2.01. Section 2.01 of the Credit Agreement is hereby amended by replacing the “or” immediately prior to “(b)” with “,” and inserting the following before the period at the end of the first sentence of the section:

“, or (c) either the total Conforming Tranche Credit Exposures exceeding the Conforming Tranche or the total outstanding principal amount of the Non-Conforming Tranche Loans exceeding the Non-Conforming Tranche”

Section 2.04 Amendment to Section 2.02(c). Section 2.02(c) of the Credit Agreement is hereby amended by inserting the following at the end of the final sentence in the section:

“or, in the case of any Borrowing under the Non-Conforming Tranche, the Non-Conforming Tranche Termination Date”

Section 2.05 Amendment to Section 2.03(v). Section 2.03(v) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(v) (A) the amounts of the then effective Borrowing Base, Conforming Tranche and Non-Conforming Tranche, (B) the current total Credit Exposures, Conforming Tranche Credit Exposures and outstanding principal balance of the Non-Conforming Tranche Loans (without regard to the requested Borrowing) and (C) the pro forma total Credit Exposures, Conforming Tranche Credit Exposures and outstanding principal balance of the Non-Conforming Tranche Loans (giving effect to the requested Borrowing);”

Section 2.06 Amendment to Section 2.03. Section 2.03 of the Credit Agreement is hereby amended by inserting the following immediately after Section 2.03(vi) of the Credit Agreement:

“After the Non-Conforming Tranche Termination Date, information regarding the Non-Conforming Tranche and the principal balance of the Non-Conforming Tranche Loans may be omitted from Borrowing Requests.”

Section 2.07 Amendment to Section 2.03. Section 2.03 of the Credit Agreement is hereby amended by deleting in its entirety the penultimate sentence of that section and inserting the following in lieu thereof:

“Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause (a) the total Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base), (b) the total Conforming Tranche Credit Exposures to exceed the Conforming Tranche and (c) the total principal amount of the outstanding Non-Conforming Tranche Loans to exceed the Non-Conforming Tranche.”

Section 2.08 Amendment to Section 2.07. Section 2.07 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Section 2.07 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Sixth Amendment Effective Date to but excluding the First Redetermination Date, the amount of the Borrowing Base shall be $485,000,000. At each Redetermination Date prior to the Non-Conforming Tranche Termination Date, the Borrowing Base shall consist of two portions: the Conforming Tranche and the Non-Conforming Tranche. The initial amount of the Conforming Tranche shall be $445,000,000, and the initial amount of the Non-Conforming Tranche shall be $40,000,000. Notwithstanding the foregoing, the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche and the Non-Conforming Tranche) may be subject to further adjustments from time to time pursuant to this Section 2.07 or Section 8.13(d), Section 9.02(f), Section 9.12 or Section 9.19.

(b) Scheduled and Interim Redeterminations.

(i) The Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, such Conforming Tranche) shall become effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders on April 1st and October 1st of each year, commencing with October 1, 2013.

(ii) The Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, (A) one time during any six-month period (not counting any redetermination pursuant clause (B) hereof), and (B) at any time upon the issuance of Debt by any Loan Party pursuant to Section 9.02(f), elect to cause the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) to be redetermined between Scheduled Redeterminations in accordance with this Section 2.07.

(iii) The Borrower may elect to redetermine the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) in connection with any acquisition by any Loan Party of proved Oil and Gas Properties or any Person owning proved Oil and Gas Properties (in each such case, if the fair market value of such proved Oil and Gas Properties or such Person is in excess of $10,000,000) permitted hereunder in accordance with this Section 2.07; provided that such redetermination of the Borrowing Base shall not occur more than twice between Scheduled Redeterminations.

(iv) The Non-Conforming Tranche shall not be subject to Scheduled Redeterminations or Interim Redeterminations. From and after the Non-Conforming Tranche Termination Date, the Borrower, the Administrative Agent and the Lenders may disregard portions of this Section 2.07 related to dividing the Borrowing Base into the Conforming Tranche and the Non-Conforming Tranche.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower, in the case of a Scheduled Redetermination, pursuant to Sections 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Sections 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Administrative Agent or the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base, and if prior to the Non-Conforming Tranche Termination Date shall further specify a proposed Conforming Tranche and the then applicable Non-Conforming Tranche, (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the proved Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall (x) the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts or (y) the Non-Conforming Tranche be increased or the Non-Conforming Tranche Termination Date be extended pursuant to this Section 2.07.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.12(a) and (c) in a timely and complete manner, then on or before March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and have had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i), and in any event within fifteen (15) days after the Administrative Agent has received the required Engineering Reports; and

(B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) then in effect must be approved or deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base (which proposal must, prior to the Non-Conforming Tranche Termination Date, also propose a Conforming Tranche and set forth the then applicable Non-Conforming Tranche). If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the proposed Conforming Tranche and the then applicable Non-Conforming Tranche specified therein) shall become the new Borrowing Base (and Conforming Tranche and Non-Conforming Tranche), effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or been deemed to have approved the Proposed Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the proposed Conforming Tranche), then the Administrative Agent shall (A) notify the Borrower of the Proposed Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the proposed Conforming Tranche) and which Lenders have not approved or been deemed to have approved of the Proposed Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the proposed Conforming Tranche) and (B) poll the Lenders to ascertain the highest Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, Conforming Tranche) then acceptable to a number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.07 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche), effective on the date specified in Section 2.07(d).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the redetermined Conforming Tranche) (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the new Conforming Tranche), effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 8.13(d), Section 9.02(f), Section 9.12 or Section 9.19, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Reductions in the Conforming Tranche and the Non-Conforming Tranche. The Borrower may at any time terminate, or from time to time reduce the Conforming Tranche or the Non-Conforming Tranche; provided that (i) the Borrower shall not reduce the Conforming Tranche unless the Non-Conforming Tranche is $0, (ii) the Borrower shall not terminate or reduce the Conforming Tranche if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Conforming Tranche Credit Exposure would exceed the Conforming Tranche, (iii) the Borrower shall not terminate or reduce the Non-Conforming Tranche if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Non-Conforming Tranche Loans would exceed the Non-Conforming Tranche, and (iv) any reduction of the Conforming Tranche or the Non-Conforming Tranche shall be effected in the same manner in which the Borrower may terminate or reduce the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b). In addition, the Non-Conforming Tranche shall be reduced immediately (a) to the extent that the Non-Conforming Tranche at any time exceeds 10% of the Conforming Tranche at any time, (b) by an amount equal to 100% of the net cash proceeds received from any issuance of equity by the Borrower or any issuance by a Loan Party of unsecured Debt that is permitted under Section 9.02(f), and (c) by an amount equal to 50% of the aggregate net cash proceeds received from sales of Borrowing Base Properties with an aggregate value of $1,000,000 or more. Upon the termination or any reduction of the Non-Conforming Tranche, the Borrowing Base will no longer include the amount of the Non-Conforming Tranche that is terminated or reduced. Once any portion of the Non-Conforming Tranche is terminated or reduced, it will not be reinstated.”

Section 2.09 Amendment to Section 2.08(b). Section 2.08(b) of the Credit Agreement is hereby amended by deleting clause (vi) of the first sentence of that section in its entirety and inserting the following in lieu thereof:

“(vi) specifying (A) the amount of the then effective Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche and Non-Conforming Tranche), (B) the current total Credit Exposures (and, prior to the Non-Conforming Tranche Termination Date, Conforming Tranche Credit Exposures and outstanding principal balance of the Non-Conforming Tranche Loans) (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and (C) the pro forma total Credit Exposures (and, prior to the Non-Conforming Tranche Termination Date, Conforming Tranche Credit Exposures and outstanding principal balance of the Non-Conforming Tranche Loans) (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).”

Section 2.10 Amendment to Section 2.09(a). Section 2.09(a) of the Credit Agreement is hereby amended by replacing “$15,000,000” where it appears therein with “$25,000,000”.

Section 2.11 Amendment to Section 3.01. Section 3.01 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of (a) each Loan on the Termination Date and (b) all Loans in excess of the Conforming Tranche on the Non-Conforming Tranche Termination Date.”

Section 2.12 Amendment to Section 3.04(c)(ii). Section 3.04(c)(ii) of the Credit Agreement is hereby amended by deleting the first sentence of that section in its entirety and inserting the following in lieu thereof:

“(ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than Section 2.07(e)) or Section 8.13(d), if the total Credit Exposures exceed the redetermined or adjusted Borrowing Base, then the Borrower shall, within thirty (30) days of such redetermination or adjustment of the Borrowing Base, elect: (A) (1) to prepay the Loans in an aggregate principal amount equal to such excess and (2) if any excess remains after prepaying all of the Borrowings as a result of LC Exposure, to pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i); (B) to prepay the Loans in an aggregate principal amount equal to such excess in four (4) equal installments, the first (1st) such installment being due and payable by the first (1st) Business Day after such election has been made by the Borrower and the three (3) remaining installments due monthly thereafter until such excess is paid in full; (C) to grant first-priority Liens in favor of the Administrative Agent in accordance with Section 8.14(a) on additional proved Oil and Gas Properties of the Loan Parties not previously evaluated in determining the Borrowing Base that are satisfactory to the Administrative Agent and are determined by the Administrative Agent to have a value equal to or greater than the amount of such excess; or (D) to make partial payments under the preceding clauses (A) or (B) and also to provide Collateral under the preceding clause (C) that together are effective to deal with such excess.”

Section 2.13 Amendment to Section 3.04(c). Section 3.04(c) of the Credit Agreement is hereby amended by (a) renumbering Section 3.04(c)(v) as Section 3.04(c)(vi), (b) renumbering Section 3.04(c)(iv) as Section 3.04(c)(v) and (c) inserting the following as Section 3.04(c)(iv):

“(iv) Upon any adjustments to the Borrowing Base or the Non-Conforming Tranche pursuant to Section 2.07(e):

(A) if the total outstanding principal amount of the Non-Conforming Tranche Loans exceeds the Non-Conforming Tranche, as adjusted, because the Borrower has received net cash proceeds as a result of any equity issuance, Debt incurrence or sale of Borrowing Base Properties referred to in such Section, then the Borrower shall prepay the Loans in an aggregate principal amount equal to such excess on or before the first (1st) Business Day after it receives such net cash proceeds, and

(B) if the total outstanding principal amount of the Non-Conforming Tranche Loans exceeds the Non-Conforming Tranche, as adjusted, because the Non-Conforming Tranche exceeds 10% of the Conforming Tranche, the Borrower shall, within thirty (30) days after the Non-Conforming Tranche exceeds 10% of the Conforming Tranche, elect: (I) to prepay the Loans in an aggregate principal amount equal to such excess on or before the first (1st) Business Day after such election has been made by the Borrower, or (II) to prepay the Loans in an aggregate principal amount equal to such excess in four (4) equal installments, the first (1st) such installment being due and payable by the first (1st) Business Day after such election has been made by the Borrower and the three (3) remaining installments due monthly thereafter until such excess is paid in full; provided that all payments required to be made pursuant to this Section 3.04(c)(iv) must be made on or prior to the Non-Conforming Tranche Termination Date.”

Section 2.14 Amendment to Section 5.01(b). Section 5.01(b) of the Credit Agreement is hereby amended by replacing “capital requirements” where it appears therein with “capital or liquidity requirements”.

Section 2.15 Amendment to Section 5.01. Section 5.01 of the Credit Agreement is hereby amended by adding the following to the end of that section as a new Section 5.01(e):

“(e) Dodd-Frank Act. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Bank Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.”

Section 2.16 Amendment to Section 8.13(d). Section 8.13(d) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(d) If the Borrower is unable to cure any title defect requested to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by any Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the eighty percent (80%) requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on at least eighty percent (80%) of the total value of the proved Oil and Gas Properties of the Loan Parties. This new Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall become effective immediately after receipt of such notice.”

Section 2.17 Amendment to Section 9.01(b). Section 9.01(b) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(b) Maximum Leverage Ratio. The Loan Parties will not, as of the last day of any fiscal quarter for which financial statements have been provided pursuant to Section 8.01(a) or (b), permit the ratio of Funded Debt as of such date to EBITDA of the Borrower and its Consolidated Restricted Subsidiaries for the four (4) quarter period ending on such date to be greater than the applicable ratio set forth below:

Quarter Ending	Maximum Leverage Ratio
December 31, 2012	4:25:1.00
March 31, 2013 – December 31, 2013	4.50:1.00
March 31, 2014	4.25:1.00
June 30, 2014 and thereafter	4.00:1.00

Section 2.18 Amendment to Section 9.02(f). Section 9.02(f) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(f) Unsecured Debt with a maturity date that is at least six (6) months after the Maturity Date; provided that, to the extent that the net cash proceeds thereof are not used to prepay the Loans pursuant to Section 3.04(c)(iv), for each $1.00 of such unsecured Debt over $400,000,000 incurred by the Loan Parties in the aggregate, the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be reduced, effective immediately upon the incurrence of such unsecured Debt, by $0.25 and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently therewith.

Section 2.19 Amendment to Section 9.12(c)(iii). Section 9.12(c)(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(iii) (A) if such Transfer of any Borrowing Base Property or Restricted Subsidiary owning Borrowing Base Properties occurs prior to the Non-Conforming Tranche Termination Date and the aggregate fair market value of all such Transferred properties exceeds $1,000,000, then the Non-Conforming Tranche shall be reduced pursuant to Section 7.02(e) and the Borrowing Base shall no longer include the amount of the Non-Conforming Tranche that is so reduced, and (B) if such Transfer of any Borrowing Base Property or Restricted Subsidiary owning Borrowing Base Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value (together with all other Transfers of Borrowing Base Properties or Restricted Subsidiaries owning Borrowing Base Properties included in the most recently delivered Reserve Report during such period) in excess of ten percent (10%) of the Borrowing Base then in effect as determined by the Required Lenders, the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be reduced (without duplication of any reduction in the Borrowing Base (or the Conforming Tranche) pursuant to clause (A)), effective immediately upon such Transfer, by an amount equal to the value, if any, assigned such Borrowing Base Property (or Borrowing Base Properties) in the most recently delivered Reserve Report and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently, provided that this Section 9.12(c)(iii) shall not apply to the Transfer of any Borrowing Base Property pursuant to the NNOG Purchase and Sale Agreement, and”

Section 2.20 Amendment to Section 9.19. Section 9.19 of the Credit Agreement is hereby amended by deleting the last unlettered and unindented paragraph thereof in its entirety and inserting the following in lieu thereof:

“In no event shall any Hedging Agreement to which the Borrower or any of its Restricted Subsidiaries is a party contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post cash or other collateral or margin (except for Letters of Credit not exceeding $2,500,000 in the aggregate at any time and collateral subject to Liens allowed under Section 9.03(d)), other than pursuant to the Security Instruments for the benefit of the Secured Hedging Providers, to secure their obligations under such Hedging Agreement or to cover market exposures. The Loan Parties will not unwind, sell, terminate, restructure, modify or otherwise affect (“Unwind”) any Hedging Agreement in respect of commodities that was in effect at the time of the most recent Borrowing Base determination (the “Borrowing Base Hedging Contracts”) where the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof is negative (which, if such Hedging Agreement Restructuring is settled for cash only, shall equal the net amount of cash such Loan Parties receive), unless (a) the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during the period since the last Redetermination Date, is less than or equal to five percent (5%) of the value of the Borrowing Base then in effect, or (b) if the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during the period since the last Redetermination Date, is greater than five percent (5%) of the Borrowing Base then in effect, the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) is reduced in accordance with the following sentence. The Administrative Agent shall recommend, if it determines in its judgment that it is appropriate to do so, a reduction of the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) by the portion of the Borrowing Base attributable to such net economic effect of the Hedging Agreement Restructuring (based on the economic assumptions consistent with the Administrative Agent’s lending requirements at that time). Such recommendation by the Administrative Agent shall not become effective until it is approved by the Required Lenders pursuant to the mechanisms for decreases in the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) set forth in Section 2.07(c)(iii).”

Section 2.21 Amendment to Section 12.02(b)(ii). Section 12.02(b)(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(ii) increase the Borrowing Base, the Conforming Tranche or the Non-Conforming Tranche or extend the Non-Conforming Tranche Termination Date without the written consent of each Lender, decrease or maintain the Borrowing Base and the Conforming Tranche without the consent of the Required Lenders, or modify Section 2.07 without the consent of each Lender,”

Section 2.22 Amendment to Section 12.04(b)(ii). Section 12.04(b)(ii) of the Credit Agreement is hereby amended by deleting “and” immediately preceding “(F)” and inserting the following before the period of the last sentence of the section:

“; and (G) any assignment of Loans and Commitments while any Non-Conforming Tranche Loans are outstanding must be ratable among Conforming Tranche Loans and Non-Conforming Tranche Loans and the Conforming Tranche and the Non-Conforming Tranche”

Section 2.23 Amendment to Section 12.04(d). Section 12.04(d) of the Credit Agreement is hereby amended by replacing “Federal Reserve Bank” where it appears therein with “Federal Reserve Bank or other central bank”.

Section 2.24 Amendment to Annex I. Annex I to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Annex I attached hereto.

ARTICLE III

Conditions Precedent

This Sixth Amendment shall become effective on the first Business Day on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Sixth Amendment Effective Date”):

(a) the Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such party;

(b) the Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Sixth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder;

(c) the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors (or its equivalent) with respect to the authorization of such party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (or its equivalent) of it (x) who are authorized to sign the Loan Documents to which it is a party and (y) who will, until replaced by another officer or officers (or its equivalent) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Sixth Amendment and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers (or its equivalent), and (iv) the Organizational Documents of it, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the applicable Loan Party to the contrary;

(d) the Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party;

(e) the Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Loan Parties are carrying insurance in accordance with Section 7.13 of the Credit Agreement;

(f) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (i) that the Loan Parties have received all consents and approvals required by Section 7.03 of the Credit Agreement, and such consents and approvals shall be in full force and effect, (ii) as to solvency matters in accordance with Section 7.23 of the Credit Agreement, and (iii) as to the satisfaction of each of the conditions precedent set forth in Section 6.02 of the Credit Agreement;

(g) the Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of additional Mortgages, supplements and amendments to existing Mortgages (including any curative documents with respect thereto), and amendments to other Security Instruments as reasonably requested by the Administrative Agent. In connection with the execution and delivery of such Security Instruments and applicable amendments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens, but subject to the proviso at the end of such definition) on proved Oil and Gas Properties constituting (A) one hundred percent (100%) of the Loan Parties’ proved Oil and Gas Properties located in San Juan County, Utah and (B) in the aggregate, at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the Reserve Report(s) delivered pursuant to paragraph (j) below;

(h) the Administrative Agent shall have received a duly executed Note payable to each Lender that has requested a Note, in a principal amount equal to its Maximum Credit Amount and dated as of the Sixth Amendment Effectiveness Date;

(i) the Administrative Agent (acting on behalf of the Lenders), Resolute Aneth and NNOG, shall have executed and delivered a Ratification to the Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent;

(j) the Administrative Agent shall be reasonably satisfied with) title to the proved Oil and Gas Properties of the Loan Parties reflecting at least 80% of the total value of the proved oil and gas properties evaluated by the most recent Reserve Reports;

(k) the Administrative Agent shall have received, and be reasonably satisfied with, the Reserve Report(s) delivered by the Borrower, accompanied by a certificate signed by a Responsible Officer of the Borrower covering the matters described in Section 8.12(c) of the Credit Agreement;

(l) the Administrative Agent shall have received appropriate UCC search certificates reflecting no Liens encumbering the Properties of the Loan Parties for all jurisdictions requested by the Administrative Agent, other than Liens permitted by Section 9.03 of the Credit Agreement;

(m) the Administrative Agent shall have received (i) an opinion addressed to the Administrative Agent and the Lenders from each of (A) Thompson & Knight, LLP, special counsel to the Loan Parties, (B) Michael Stefanoudakis, general counsel of the Loan Parties, and (C) New Mexico counsel to the loan parties; and (ii) a memo addressed to the Administrative Agent and the Lenders from R. Dennis Ickes addressing certain legal issues concerning Navajo lands;

(n) the Administrative Agent shall have received flood hazard determination certificates;

(o) the Administrative Agent shall have received all information and instructions requested for the flow of funds memorandum;

(p) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower delivered on behalf of the Borrower certifying: (i) that Resolute Natural Resources Southwest, LLC and Resolute Aneth, LLC are concurrently (A) consummating the RSP Acquisition in accordance with applicable law, the terms of the RSP Acquisition Documents (with all of the conditions precedent thereto having been satisfied or waived in all respects by the parties thereto), and (B) acquiring all of the interests in the Oil and Gas Properties described in the RSP Acquisition Documents and the Reserve Report delivered by the Borrower to the Administrative Agent in connection therewith, and (ii) that attached thereto are correct and complete executed copies of the RSP Acquisition Documents; and

(q) the Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Sixth Amendment Effective Date, and such notice shall be conclusive and binding.

ARTICLE IV

Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a) Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is true and correct on and as of the actual date of its execution of this Sixth Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b) At the time of, and immediately after giving effect to, this Sixth Amendment, no Default has occurred and is continuing.

(c) The execution, delivery and performance by it of this Sixth Amendment have been duly authorized by it.

(d) This Sixth Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(e) The execution, delivery and performance by it of this Sixth Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Sixth Amendment or any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this Sixth Amendment or the Loan Documents).

ARTICLE V

Assignment and Assumption

Section 5.01 For an agreed consideration, each Lender (individually an “Assignor” and collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (i) all of such Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to its Commitment and Credit Exposure, as the case may be, identified in Annex II attached hereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Lenders (individually, an “Assignee” and, collectively, the “Assignees”) set forth on Annex I to this Sixth Amendment (which shall replace the existing Annex I to the Credit Agreement as of the Sixth Amendment Effective Date), and each Assignee hereby irrevocably purchases and assumes from each Assignor such Assignee’s percentage (as set forth on Annex I to this Sixth Amendment) of the Assigned Interests, subject to and in accordance with the Credit Agreement and this Sixth Amendment, as of the Sixth Amendment Effective Date. Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Sixth Amendment, without representation or warranty by the Assignors.

Section 5.02 From and after the Sixth Amendment Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignors for amounts which have accrued to but excluding the Sixth Amendment Effective Date and to the appropriate Assignees for amounts which have accrued from and after the Sixth Amendment Effective Date.

Section 5.03 Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the percentage of the Assigned Interest set forth on Annex II attached hereto, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Article V; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made by any other Person in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 5.04 Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby, (ii) it satisfies the requirements specified in the Credit Agreement and this Sixth Amendment that are required to be satisfied by it in order to acquire the percentage of the Assigned Interests set forth in Annex I to this Sixth Amendment, (iii) from and after the Sixth Amendment Effective Date, it shall have the obligations of a Lender thereunder to the extent of its percentage (as set forth on Annex I to this Sixth Amendment) of the Assigned Interests, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Sixth Amendment and to purchase its percentage of the Assigned Interests on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 5.05 After giving effect to the assignments in Section 6.01 of this Sixth Amendment, Deutsche Bank Trust Company Americas (the “Exiting Lender”) shall cease to be a party hereto as of the Sixth Amendment Effective Date and shall no longer be a “Lender”; provided, however, that provisions of the Credit Agreement that, by their terms, are expressly intended to survive the repayment in full of the Indebtedness, the cancellation of the Commitments or the termination of the Credit Agreement, shall survive for the benefit of the .Exiting Lender. The Exiting Lender joins in the execution of this Sixth Amendment solely for purposes of effectuating this Sixth Amendment pursuant to Article III hereof and assigning their Assigned Interests pursuant to this Article V.

ARTICLE VI

Miscellaneous

Section 6.01 Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect. Each of the Loan Parties hereby agrees that its liabilities under the Credit Agreement, the Guaranty and Collateral Agreement and the other Loan Documents, in each case as amended, to which it is a party, shall remain enforceable against such Loan Party in accordance with the terms thereof and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Sixth Amendment, and each Loan Party hereby confirms and ratifies its liabilities under the Loan Documents (as so amended) to which it is a party in all respects. Except as expressly set forth herein, this Sixth Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Sixth Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Sixth Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Sixth Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Sixth Amendment.

Section 6.02 GOVERNING LAW. THIS SIXTH AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.03 Descriptive Headings, Etc. The descriptive headings of the sections of this Sixth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Sixth Amendment are hereby incorporated into this Sixth Amendment in their entirety.

Section 6.04 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Sixth Amendment, the Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The agreement set forth in this Section 6.04 shall survive the termination of this Sixth Amendment and the Credit Agreement.

Section 6.05 Entire Agreement. This Sixth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Sixth Amendment is a Loan Document executed under the Credit Agreement.

Section 6.06 Counterparts. This Sixth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Sixth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 6.07 Successors. The execution and delivery of this Sixth Amendment by any Lender shall be binding upon each of its successors and assigns.

Section 6.08 Scheduled Redetermination of Borrowing Base. The adjustments to the Borrowing Base set forth herein shall constitute the Scheduled Redetermination of the Borrowing Base under the Credit Agreement scheduled to occur on April 1, 2013.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:

RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

GUARANTORS:	HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

	By:	/s/ James M. Piccone
James M. Piccone
President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT
AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
successor-by-merger to Wachovia Bank, National Association, as Administrative Agent and a Lender

	By:	/s/ Suzanne F. Ridenhour
	Name:	Suzanne F. Ridenhour
	Title:	Director

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Suzanne F. Ridenhour
	Name:	Suzanne F. Ridenhour
	Title:	Director

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BANK OF MONTREAL

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Sreedhar R. Kona
	Name:	Sreedhar R. Kona
	Title:	Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CITIBANK, N.A.

	By:	/s/ Phil Ballard
	Name:	Phil Ballard
	Title:	Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Tara McLean
	Name:	Tara McLean
	Title:	Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	UNION BANK, N.A.

	By:	/s/ Zachary Holly
	Name:	Zachary Holly
	Title:	Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Deanna Breland
	Name:	Deanna Breland
	Title:	Senior Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Nancy M. Mak
	Name:	Nancy M. Mak
	Title:	Senior Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	COMERICA BANK

	By:	/s/ Katya Evseev
	Name:	Katya Evseev
	Title:	Assistant Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	SUNTRUST BANK

	By:	/s/ David M. Felty
	Name:	David M. Felty
	Title:	Director

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	ING CAPITAL LLC

	By:	/s/ Charles Hall
	Name:	Charles Hall
	Title:	Managing Director

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	KEY BANK NATIONAL ASSOCIATION

	By:	/s/ Chulley Bogle
	Name:	Chulley Bogle
	Title:	Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	ASSOCIATED BANK, N.A.

	By:	/s/ Farhan Iqbal
	Name:	Farhan Iqbal
	Title:	Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CADENCE BANK, N.A.

	By:	/s/ Eric Broussard
	Name:	Eric Broussard
	Title:	Senior Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	GUARANTY BANK AND TRUST COMPANY

	By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:	DEUTSCHE BANK TRUST COMPANY AMERICAS

	By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

	By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

Signature Page to

Sixth Amendment to Second Amended and Restated Credit Agreement

ANNEX I

MAXIMUM CREDIT AMOUNTS

(as of the Sixth Amendment Effective Date)

Lender	Maximum Credit Amount
Wells Fargo Bank, National Association	$112,371,134.03
Bank of Montreal	$112,371,134.03
Barclays Bank PLC	$82,474,226.80
Citibank, N.A.	$82,474,226.80
U.S. Bank National Association	$82,474,226.80
Union Bank, N.A.	$78,350,515.47
Branch Banking & Trust	$61,855,670.10
Capital One, National Association	$61,855,670.10
Comerica Bank	$61,855,670.10
SunTrust Bank	$61,855,670.10
ING Capital LLC	$47,422,680.41
KeyBank National Association	$47,422,680.41
Associated Bank, N.A.	$40,206,185.57
Cadence Bank, N.A.	$40,206,185.57
Guaranty Bank and Trust Company	$26,804,123.71

Total:	$1,000,000,000.00

Annex I

ANNEX II

MAXIMUM CREDIT AMOUNTS

(immediately prior to the Sixth Amendment Effective Date)

Lender	Maximum Credit Amount
Wells Fargo Bank, National Association	$136,363,636.36
Bank of Montreal	$136,363,636.36
Citibank, N.A.	$118,181,818.18
Deutsche Bank Trust Company Americas	$109,848,484.85
UBS Loan Finance LLC	$0.00
Union Bank, N.A.	$109,848,484.85
U.S. Bank National Association	$84,848,484.85
Barclays Bank PLC	$84,848,484.85
Comerica Bank	$84,848,484.85
Branch Banking & Trust	$51,515,151.52
Capital One, N.A.	$51,515,151.52
Guaranty Bank and Trust Company	$31,818,181.82

Total:	$1,000,000,000.00

Annex II